Exhibit 99.1

Alaska Communications Systems Reports Third Quarter 2012 Results

Business and Wholesale Revenue increases 4.6 percent

Adjusted EBITDA margin of 37.8 percent

Free cash flow of $13.0M, increasing 21.2 percent

Launch of 4G LTE network

New Agreements with the IBEW and senior lenders

Dividend suspended to accelerate deleveraging

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 1, 2012--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK) today reported financial results for its third quarter ended September 30, 2012.

“The fundamentals of our value proposition to the Alaskan customer remain strong. We are successfully executing against our business plan to grow retail revenue, with a focus on business customers and broadband services. Broadband revenues have increased across the board both sequentially and year over year. Broadband Data as a percentage of service revenue now stands at 46% for the quarter, up 10% from a year ago. Importantly, we have good momentum in winning new customer relationships in the small and medium business segment. Demand for our broadband products is strong and we are making important strides in accelerating our product roadmap which allows us to provide the most advanced broadband services to our customers in Alaska. We recently launched our statewide 4G LTE network, which further cements our leadership position in wireless communications.

“We have also made solid progress on the Alaska Wireless Network (“AWN”) joint-venture transaction, which positions us to provide the most expansive, fastest wireless services in the state. We now have two important agreements that were necessary for AWN. We have a new three-year contract with the International Brotherhood of Electrical Workers ('IBEW') which also provides the framework to improve our operating model and costs over time. Additionally, we have executed an amended credit agreement with our senior lenders that also puts in place a framework to accelerate debt reductions. We remain on track to close the AWN transaction sometime in the second quarter of 2013.

“While our business plan combined with AWN puts us on a path to grow and pay down debt, we believe further strengthening of our balance sheet is warranted. Making a decision now to accelerate deleveraging has also helped us secure the continued support from our senior lenders on favorable terms. To that end, our Board of Directors has elected to suspend our common dividend and accelerate our deleveraging plans, which we believe will position us to be one of the best capitalized telecom companies based in Alaska.

“The long-term sustainability of our plan comes from the trust our customers place in us. Our customers value us for our reliability, our customer service, our trustworthiness and our local community presence. This, combined with our accelerated debt pay downs will drive long-term value creation for our employees, customers and shareholders,” said Anand Vadapalli, president and CEO of Alaska Communications.

Financial Highlights: Third Quarter 2012 Compared to Third Quarter 2011

  Revenue of $96.8 million grew by $6.5 million, or 7.2 percent, from $90.3 million in the prior year.
    Business and Wholesale revenue increased by $1.2 million, or 4.6 percent, led by growth in wholesale revenue, which increased $1.0 million, or 9.3 percent.
    Wireless revenue increased by $5.7 million, or 16.5 percent. Wireless broadband revenue grew $0.9 million, or 15.5 percent and roaming revenue grew $5.4 million, or 39.9 percent, both driven by higher data usage.
    Access and CETC revenue decreased $0.4 million, or 2 percent.
    Consumer broadband revenues increased $0.3 million, or 8.1 percent.
  Adjusted EBITDA of $36.6 million increased $3.8 million, or 11.6%.
    Costs of service and sales increased $1.8 million, resulting from higher levels of data and network usage which drove increases in our roaming, DSL and advanced network expenses.
    Selling, general and administrative expenses increased by $1.3 million primarily driven by increases in labor expenses in our sales and service organization and administrative costs associated with the AWN transaction.

Metric Highlights: Third Quarter 2012 Compared to Second Quarter 2012

  Business broadband connections remained relatively flat at 19,063, and ARPU grew 2.3 percent to $150.58.
  Wireless connections grew by 925 to 120,975 from 120,050 and churn was unchanged at 2.0 percent.
  Wireless retail ARPU grew 1.0 percent to $51.79.
  Consumer broadband connections, exclusive of erosion in dial up connections, increased sequentially and stand at 38,491 while ARPU grew 2.3 percent to $39.90.

“We are pleased with our performance and the debt amendment we recently entered into with our senior lenders. The amendment dedicates $65 million of the up-front proceeds from the AWN transaction to debt pay downs, with modestly higher borrowing rates and additional covenant flexibility related to future preferred dividend payments from the AWN venture,” said Wayne Graham, chief financial officer of Alaska Communications.

2012 Business Outlook

Our guidance for the year is unchanged:

  Revenue of between $355 and $365;
  EBITDA of approximately $120 million;
  Capex of $54 - $57 million; and
  Free Cash Flow of $28 - $34 million.

All guidance excludes costs associated with the AWN transaction.

Conference Call

The Company will host a conference call and live webcast today at 5:00 p.m. Eastern Time. Parties in the United States and Canada can call 877-941-8609 to access the conference call. Parties outside the United States and Canada can access the call at 480-629-9645. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Thursday, November 8, 2012 at midnight Eastern Time. To hear the replay, parties in the United States and Canada can call 800-406-7325 and enter pass code 4568287. Parties outside the United States and Canada can call 303-590-3030 and enter pass code 4568287.

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (NASDAQ:ALSK) is a leading provider of high-speed wireless, mobile broadband, Internet, local, long-distance and advanced broadband solutions for businesses and consumers in Alaska. The Alaska Communications network includes advanced broadband and voice networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Forward-Looking Guidance

This press release includes information related to management's estimate of Adjusted EBITDA and Free Cash Flow (FCF) for the year ending December 31, 2012. EBITDA and FCF, as defined by the Company, may not be consistent with Adjusted EBITDA and FCF measures used by other companies are not measurements under generally accepted accounting principles (GAAP), and should not be a considered a substitute for other measures of financial performance recorded in accordance with GAAP. Management believes that Adjusted EBITDA provides useful information to investors about the Company's performance because it eliminates costs associated with, interest income and expense, stock-based compensation expense, losses and gains associated with the extinguishment of debt and disposal of assets, gift of services, earnings of equity investments in excess or less than cash distributions, AWN transaction related costs, income tax expense and depreciation and amortization that are not directly attributable to the underlying performance of the Company's business operations. Similarly, FCF provides useful information about the ability of the Company to reduce its outstanding indebtedness. Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in the most comparable GAAP measure, “net cash provided by operating activities” the Company is not providing an estimate of the year-end 2012 amount for that measure.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Verizon’s entry into the Alaska market;, universal service fund) rule changes; problems with the formation, operation, or financial performance of AWN;; the outcome of on-going IRS audits, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market, or other factors affecting the Company's ability to generate sufficient earnings and cash flows to maintain operations; the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in Company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from universal service funds; unforeseen changes in public policies; changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

					Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011		2012	2011

Operating revenues	$96,795	$90,306		$272,754	$261,842

Operating expenses:
Cost of services and sales	36,346	34,505		111,602	100,880
Selling, general & administrative	25,437	24,121		80,374	68,385
Depreciation and amortization	12,932	14,392		38,452	43,510
Gain on disposal of assets, net	(2,559)	(709)		(2,140)	(590)
Total operating expenses	72,156	72,309		228,288	212,185

Operating income	24,639	17,997		44,466	49,657

Other income and expense:
Interest expense	(10,268)	(9,529)		(29,203)	(28,815)
Loss on extinguishment of debt	-	-		(323)	(13,445)
Interest income	9	10		31	26
Other	-	174		-	174
Total other income and expense	(10,259)	(9,345)		(29,495)	(42,060)

Income (loss) before income tax (expense) benefit	14,380	8,652		14,971	7,597

Income tax (expense) benefit	(6,136)	(9,468)		(6,385)	(9,369)

Net income (loss)	$8,244	$(816)		$8,586	$(1,772)

Net income (loss) per share:
Net income (loss) applicable to common shares	$8,244	$(816)		$8,586	$(1,772)
Tax-effected expense attributable to convertible notes	1,808	$-	#	$-	$-
Net income (loss) assuming dilution	$10,052	$(816)	#	$8,586	$(1,772)

Basic	$0.18	$(0.02)		$0.19	$(0.04)
Diluted	$0.17	$(0.02)		$0.19	$(0.04)

Weighted average shares outstanding:
Basic	45,664	45,202		45,511	45,061
Diluted	59,437	45,202		45,806	45,061

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2012	2011

Current assets:
Cash and cash equivalents	$19,039	$20,490
Restricted cash	6,027	4,956
Accounts receivable-trade, net of allowance of $6,008 and $5,788	40,157	36,986
Materials and supplies	9,355	5,412
Prepayments and other current assets	6,097	4,920
Deferred income taxes	8,681	6,596
Total current assets	89,356	79,360

Property, plant and equipment	1,447,403	1,428,597
Less: accumulated depreciation and amortization	(1,043,372)	(1,023,360)
Property, plant and equipment, net	404,031	405,237

Goodwill	8,850	8,850
Intangible assets, net	24,123	24,118
Debt issuance costs	8,022	9,515
Deferred income taxes	66,622	72,814
Equity method investment	2,073	2,060
Other assets	4,803	3,154
Total assets	$607,880	$605,108

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$27,034	$30,930
Accounts payable, accrued and other current liabilities	51,931	48,919
Advance billings and customer deposits	8,797	9,218
Total current liabilities	87,762	89,067

Long-term obligations, net of current portion	536,167	538,624
Other long-term liabilities	30,006	28,340
Total liabilities	653,935	656,031
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	457	453
Additional paid in capital	141,892	144,631
Accumulated deficit	(179,102)	(187,688)
Accumulated other comprehensive loss	(9,302)	(8,319)
Total stockholders' equity (deficit)	(46,055)	(50,923)

Total liabilities and stockholders' equity (deficit)	$607,880	$605,108

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	$8,244	$(816)	$8,586	$(1,772)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,932	14,392	38,452	43,510
Amortization of debt issuance costs and debt discount	1,380	1,421	4,382	11,507
Stock-based compensation	969	1,188	2,662	2,620
Deferred income taxes	6,136	8,834	6,385	8,735
Provision for uncollectible accounts	307	409	1,836	1,468
Earnings is excess of distributions from equity method investment	(13)	-	(13)	-
Other non-cash income, net	(2,585)	(726)	(2,042)	(292)
Changes in operating assets and liabilities	(8,198)	1,131	(4,038)	(8,225)
Net cash provided by operating activities	19,172	25,833	56,210	57,551

Cash Flows from Investing Activities:
Capital expenditures	(14,443)	(15,191)	(37,715)	(33,463)
Change in unsettled capital expenditures	(1,279)	394	(5,648)	(943)
Proceeds on sale of assets	2,923	2,665	2,923	2,665
Net change in non-current investments	-	529	-	529
Net change in restricted accounts	(527)	(127)	(1,071)	(129)
Net cash used by investing activities	(13,326)	(11,730)	(41,511)	(31,341)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,330)	(1,490)	(9,255)	(102,738)
Proceeds from the issuance of long-term debt	-	-	-	120,000
Debt issuance costs	-	336	-	(4,448)
Payment of cash dividend on common stock	(2,285)	(9,733)	(6,831)	(29,082)
Payment of withholding taxes on stock-based compensation	(4)	(8)	(243)	(2,030)
Proceeds from issuance of common stock	(1)	-	179	199
Net cash used by financing activities	(3,620)	(10,895)	(16,150)	(18,099)

Change in cash and cash equivalents	2,226	3,208	(1,451)	8,111

Cash and cash equivalents, beginning of period	16,813	20,219	20,490	15,316

Cash and cash equivalents, end of period	$19,039	$23,427	$19,039	$23,427

Supplemental Cash Flow Data:
Interest paid	$7,796	$7,193	$24,799	$24,415
Income tax refunds	$-	$-	$24	$-

Supplemental Non-cash Transactions:
Property acquired under capital leases	$-	$679	$(24)	$1,841
Dividend declared, but not paid	$2,286	$9,736	$2,286	$9,736
Additions to ARO asset	$24	$104	$78	$118

				Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net cash provided by operating activities	$19,172	$25,833	$56,210	$57,551
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	(12,932)	(14,392)	(38,452)	(43,510)
Amortization of debt issuance costs and debt discount	(1,380)	(1,421)	(4,382)	(11,507)
Stock-based compensation	(969)	(1,188)	(2,662)	(2,620)
Deferred income taxes	(6,136)	(8,834)	(6,385)	(8,735)
Provision for uncollectible accounts	(307)	(409)	(1,836)	(1,468)
Earnings in excess of distributions from equity method investment	13	-	13	-
Other non-cash income, net	2,585	726	2,042	292
Changes in operating assets and liabilities	8,198	(1,131)	4,038	8,225
Net income (loss)	$8,244	$(816)	$8,586	$(1,772)
Add (subtract):
Interest expense	10,268	9,529	29,203	28,815
Loss on extinguishment of debt	-	-	323	13,445
Interest income	(9)	(10)	(31)	(26)
Depreciation and amortization	12,932	14,392	38,452	43,510
Gain on sale of long-term investments	-	(174)	-	(174)
Gain on disposal of assets	(2,559)	(709)	(2,140)	(590)
Gain on extraordinary items, net of tax	-	-	-	-
Income tax expense	6,136	9,468	6,385	9,369
Stock-based compensation	969	1,188	2,662	2,620
Gift of services	-	(118)	-	(51)
Earnings in excess of distributions from equity method investment	(13)	-	(13)	-
AWN transaction related costs	587	-	5,046	-

Adjusted EBITDA	$36,555	$32,750	$88,473	$95,146

Less:
Cash capital expenditures	(15,722)	(14,797)	(43,363)	(34,406)
Cash interest expense	(7,796)	(7,193)	(24,799)	(24,415)
Free cash flow	$13,037	$10,760	$20,311	$36,325

Revenue	$96,795	$90,306	$272,754	$261,842

Adjusted EBITDA Margin	37.8%	36.3%	32.4%	36.3%

Note:				In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed Adjusted EBITDA as net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, earnings of equity investments in excess of or less than cash distributions, AWN Transaction related costs, amortization of intangibles and stock-based compensation expense, and Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by Operating Revenues, and Free Cash Flow as reconciled above, because the Company believes they are important indicators providing information about our ability to service debt and fund capital expenditures. Adjusted EBITDA, Adjusted EBITDA Margin and Free cash flow are not GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

				Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Revenue Mix
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating revenues:	2012	2011	2012	2011
Business and wholesale
Retail service revenue
Voice	$5,967	$6,440	$18,046	$19,576
Broadband	8,613	8,046	25,156	22,616
Equipment sales	311	224	927	763
Wholesale and other	11,587	10,597	34,446	31,248
Total business and wholesale revenue	26,478	25,307	78,575	74,203

Consumer
Retail service revenue
Voice	4,676	5,173	14,460	15,978
Broadband	4,613	4,266	13,469	12,720
Equipment sales	42	48	126	149
Other	413	268	971	795
Total consumer revenue	9,744	9,755	29,026	29,642
Wireless
Retail service revenue
Voice	12,355	12,973	37,231	40,296
Broadband	6,340	5,490	17,892	15,375
Equipment sales	1,737	1,541	4,594	4,322
Foreign roaming	18,919	13,525	40,996	29,592
Other	1,132	1,223	3,227	3,372
Total wireless revenue	40,483	34,752	103,940	92,957

Access and CETC
CETC	4,979	6,022	15,669	21,218
High cost support	5,087	4,480	15,041	16,009
Switched, special and other access	10,024	9,990	30,503	27,813
Total access and CETC	20,090	20,492	61,213	65,040

Total revenues	$96,795	$90,306	$272,754	$261,842

Revenue Mix:
Business and wholesale	27%	28%	29%	28%
Consumer	10%	11%	11%	11%
Wireless	42%	38%	38%	36%
Access and CETC	21%	23%	22%	25%

Retail Service Revenue % of Total Revenues	44%	47%	46%	48%
Data % of Total Service Revenue	46%	42%	45%	40%

Note: Broadband contains the following dial-up revenue:
Three months ended September 30, 2012: $94 Consumer and $25 Business.
Three months ended September 30, 2011: $126 Consumer and $30 Business.
Nine months ended September 30, 2012: $297 Consumer and $78 Business.
Nine months ended September 30, 2011: $398 Consumer and $93 Business.

In 2012, our financial presentation has been remapped to focus expanded customer groups. Significant changes in presentation include:

- Retail, Enterprise and Wholesale revenue in our prior presentation are now included in the categories of Business and Wholesale, Consumer, and Access and CETC.
- Access and CETC revenue has been combined into one group with CETC and Access broken out into Switched, Special, Other Access, and High Cost Support line items.
- Wireless revenue included CETC in our prior presentation and is now included in the category Access and CETC.

			Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011

Voice:
Consumer access lines	57,483	59,480	63,775
Business access lines	81,330	82,083	84,185

Voice ARPU consumer	$26.65	$26.73	$26.70
Voice ARPU business	$24.34	$24.49	$25.39

Broadband:
Consumer connections	38,491	38,583	39,602
Business connections	19,063	19,069	19,051

ARPU consumer	$39.90	$39.01	$35.52
ARPU business	$150.58	$147.25	$140.77

Wholesale lines	20,782	21,278	23,749

Wireless:
Postpaid connections	107,220	107,704	108,664
Prepaid connections	13,755	12,346	8,832
Total	120,975	120,050	117,496

Retail wireless ARPU	$51.79	$51.26	$52.81
Wireless broadband ARPU	$19.70	$18.74	$16.82

Churn:

Voice access lines	1.4%	1.4%	1.7%
Broadband connections	2.2%	2.5%	2.3%
Wireless connections	2.0%	2.0%	2.4%

Wireless equipment subsidy	$2,608	$7,318	$2,731

Note: Broadband contains the following dial-up connections:
September 30, 2012: 2,339 Consumer and 458 Business.
June 30, 2012: 2,482 Consumer and 499 Business.
September 30, 2011: 3,080 Consumer and 553 Business.

CONTACT:
Alaska Communications Systems Group, Inc.
Wayne Graham, Chief Financial Officer, 907-564-7756
investors@acsalaska.com